For immediate release

GSRX SIGNS LETTER OF INTENT TO ACQUIRE LICENSED RETAIL CANNABIS DISPENSARY IN DESERT HOT SPRINGS, CALIFORNIA

Dorado, Puerto Rico, September 28, 2018 – GSRX Industries Inc. (OTCQB: GSRX) (“GSRX” or the “Company”), today announced that it has executed a binding letter of intent (the “LOI”) to acquire The Coughy Shop, a licensed retail cannabis dispensary currently operating in Desert Hot Springs, California. The transaction would include all assets, including licenses nad permits covering medical and adult-use cannabis sales, leases, equipment, inventory, and other assets.

“Signing this LOI is another key strategic step forward for GSRX, as we continue to execute on our plan to expand our retail brand-focused model throughout the largest growth markets and markets that provide opportunity for longevity,” said Les Ball, CEO of GSRX. “California clearly represents the largest market opportunity in the U.S, and we remain confident in our ability to expand our retail brand-focused model and to build sustainable, long-term shareholder value in locations that make sense.”

The Company has commenced due diligence and anticipates completion of the purchase before the end of the fourth quarter. The transaction enables the Company to take assignment of the Conditional Use Permit (CUP), grandfathering a retail location for adult use and medicinal cannabis sales, and small cultivation and kitchen-manufacturing activity.

The transaction is subject to closing conditions, including satisfactory completion of due diligence, entry into definitive agreements, receipt of the requisite approval by the City of Desert Hot Springs and State Bureau of Cannabis Control, and all other requisite cannabis permits and licenses as required by state and local regulators.

About GSRX Industries Inc.

GSRX Industries Inc. (OTCQB: GSRX), through its subsidiaries, is in the business of acquiring, developing and operating retail cannabis dispensaries, and is in the process of expanding its business to include the cultivation, extraction, manufacture and delivery of cannabis and cannabinoid products. Currently, GSRX owns and operates five cannabis dispensaries in California and Puerto Rico, and has acquired five additional pre-qualified locations in Puerto Rico, all of which are slated to open later this year.

Websites:

Green Spirit RX https://www.greenspiritrx.com/

Spirulinex https://www.spirulinex.com

Sunset Connect https://www.sunsetconnect.co

Instagram:

Spirulinex https://www.instagram.com/spirulinex/

Sunset Connect https://www.instagram.com/sunsetconnect/

The Green Room https://www.instagram.com/greenroommendo/

Facebook:

Green Spirit RX (Puerto Rico) https://www.facebook.com/Green-Spirit-Rx-746194692378429/

Spirulinex https://www.facebook.com/spirulinex/

The Green Room https://www.facebook.com/greenroommendo/

Forward-Looking Statements

This press release contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement except where applicable law requires us to update these statements. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

Contact:

Paul Gendreau

PGPR

paul@pgprmedia.com

678-807-7945